Introducing the Patriot Corridor

Pan Am and NS are submitting an application to the STB to create Pan Am Southern (PAS), a new joint venture railroad consisting of a portion of Pan Am Railways in the states of NY, VT, MA, CT, and NH.  The primary purpose of this transaction is to significantly improve the rail infrastructure of the main line between Albany and Ayer, MA, also known as “The Patriot Corridor”. NS and Pan AM also plan on investing in new and expanded facilities capacity along the route.  NS is transferring cash and other property to the new railroad and Pan Am is transferring 436 miles of track, associated facilities, and underlying property.

Pan Am and NS expect to submit their application to the STB as soon as possible, and depending on the approval process, could have Pan Am Southern up and running by the end of 2008. If approved, the capital improvements are expected to take less than 30 months to complete.

Pan Am Southern (PAS) will operate: • Between Rotterdam Jct., NY and Ayer, MA • Between White River Jct., VT and New Haven/Derby, CT. • The main line – denoted in blue – is “The Patriot Corridor”

The Patriot Corridor will connect to the Norfolk Southern System via Trackage and Haulage rights over CP between Binghamton and Mohawk, NY

NS Lines
NS Trackage/Haulage Rights
NS / Pan Am Rail JV
Providence Worcester RR
New England Central RR
Vermont RR
MAINE
NEW HAMPSHIRE
MASSACHUSETTS
NEW YORK
CONNECTICUT
RI
Portland
Boston
Worcester
Springfield
Providence
Hartford
New Haven
Bridgeport
Manchester
Albany
Binghamton
Long Island Sound
Cape Cod Bay

The Joint Venture will improve the rail connections between New England and the rest of the U.S. rail network

What Are the Customer Benefits of the Patriot Corridor?
☐	Improved competitive local and overhead options for NY and New England Shippers

☐	A faster, higher capacity railroad between Albany and the Boston market

☐	Faster transit times

☐	Creation of infrastructure to accommodate heavier cars (286k) between Albany and Ayer (and other Pan Am points)

☐	Anticipated addition of intermodal and/or automotive capacity in the NY and New England markets

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What Are the Terms of the Transaction?
☐	Pan Am transfers to the joint venture its 155-mile main line track that runs between Mechanicville, NY and Ayer, MA, along with 281 miles of secondary and branch lines, including trackage rights, in Connecticut, Massachusetts, New Hampshire, New York, and Vermont, for a 50% member interest.

☐	NS transfers cash and other property valued at $140 million for a 50% member interest

☐	$87.5 million will be used for capital improvements over a three-year period to improve speed, reliability and add capacity for all customers

☐	NS remains the sole provider of certain intermodal services

Who Will Operate the Patriot Corridor?

☐	Pan Am Southern will be managed by a Management Committee composed of half NS managers and half Pan Am managers
■ Reporting to the Management Committee will be the joint operating committee, people who have more day to day dealings with the railroad

☐	Pan Am Southern will contract with Springfield Terminals (ST) to operate all facets of the railroad, including maintenance, pricing, management, train operations, and other railroad functions

☐	ST will perform pricing functions for all non-intermodal and non-automotive freight

What Changes Will Customers See?
☐	All customers will see higher quality services operating over the Patriot Corridor due to an improved right of way

☐	Intermodal and automotive customers will see expanded terminal capacity in the market

☐	Non-Intermodal and non-automotive customers will be required to add “PAS” to their waybill routes once the Transaction is approved

Impact On Other Railroads
☐	Shortlines: Overall, this should benefit the position of the Providence & Worcester (P&W), Vermont Railroad (VTR) and New England Central (NECR)
	■	P&W – new direct haulage interchange between NS and P&W
	■	VTR – new direct haulage interchange between NS and VTR
	■	NECR –new direct haulage interchange between NS and NECR

☐	Commuter Railroads:
	■	There will be no changes in the operations of MBTA trains moving on the Patriot Corridor.

☐	CP:
	■	NS will continue to use operating rights on CP to access the Patriot Corridor

Timing of Transaction
☐	Approval by STB (Closing) –	4 to 8 months.

☐	Transfer of property by Pan Am -	At Closing

☐	Transfer of cash and property valued at $65 million from NS -	Within 30 days of Closing

☐	Transfer after first full year -	$35 million

☐	Transfer after second full year-	$30 million

☐	Transfer after third full year -	$10 million

How Will the Company be Managed?
☐	Pan Am Southern will be led by a General Manager

☐	The business, property, and affairs of the joint venture company will be managed by a management committee composed of an equal number of Pan Am and NS representatives

☐	This management committee will determine future capital projects and oversee operations

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Increasing Competition

☐	The Patriot Corridor is the only current competitive rail option of to the single line reach CSX Transportation Inc. (CSXT) into the Boston area

☐	NS gains extension of current Intermodal haulage service between Albany, NY and Ayer, MA and will gain Automotive haulage to the Boston area
■ Strengthened Intermodal and Automotive haulage service will provide an important competitive option to CSXT’s Intermodal and automotive service in the Boston region
■ NS will have exclusive Intermodal access to Ayer from points west of Albany via haulage on Pan Am Southern

☐	No competitive options will be eliminated. CSXT retains single line service to Worcester and Boston, and the remaining Springfield Terminal system will have trackage rights to maintain its connection with CSXT at Barbers, MA. CSXT retains unfettered interchange rights with the Pan Am Southern at Rotterdam Jct. for local customers on Pan Am Southern or as an overhead route to the remaining Pan Am or other shortlines

☐	In sum, for traffic moving into the Boston area from the west, the proposed Transaction will strengthen the existing Norfolk Southern – Springfield Terminal competitive option to the CSXT single line service

Other Matters

☐	No other railroad will be operating over the Patriot Corridor as part of this Transaction other than those with existing rights
■ ST will remain the operator of the property

☐	NS will not be able to directly serve customers on the route

☐	NS will continue to operate via haulage for intermodal freight to and from Ayer

☐	NS and Pan Am anticipate no adverse effects on any existing railroad employees:
■ Lines will be operated for the foreseeable future by the same railroad, under Springfield Terminal, and the same employees that now provide rail transportation services (such as maintenance) over the lines and the same collective bargaining agreements.